EXHIBIT 99.1
                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                             Contact:    Daniel L. Krieger,
                                                            Chairman & President
                                                                  (515) 232-6251
JULY 16, 2004

                            AMES NATIONAL CORPORATION
                  ANNOUNCES SECOND QUARTER AND FIRST SIX MONTHS
                                  2004 EARNINGS

Net income for second quarter 2004 was $2,862,000, or $.91 per share an 8% increase over the $2,649,000, or $.85 per share earned during the same period in 2003. Return on average assets was 1.45% and 1.44%, respectively for the three month periods June 30, 2004 and June 30, 2003 and the Company's return on average equity was 10.76% and 10.18%, respectively for second quarter 2004 and second quarter 2003. The efficiency ratio for the three month period ending June 30, 2004 and June 30, 2003, respectively was 46% and 49%. Average assets for the second quarter 2004 of $788 million were 7% higher than the $737 million posted a year ago.

The increase in quarterly earnings can be attributed to a higher level of earning assets and lower interest expense compared to second quarter 2003 with United Bank & Trust, Marshalltown, Iowa, our de novo bank which opened for business in late June, 2002, showing the most improvement by posting a positive earnings number compared to a loss for the same period a year ago.

For the six month period ending June 30, 2004 the Company earned net income of $5,827,000, or $1.86 per share, a 6% increase over net income of $5,520,000, or $1.76 per share, earned a year ago. Return on average assets for the first six months of 2004 was 1.51% compared to 1.55% for first half 2003 and return on average equity was 10.84% compared to 10.70% last year. The efficiency ratio for the six month period ending June 30, 2004 was 47% which compares to 48% for the six months ending June 30, 2003.

The higher six month earnings were the result of an 11% decrease in interest expense while non-interest expense was nearly the same as posted for the six month period ending June 30, 2003. During this six month period, realized securities gains were $615,000 less and secondary market fees were $223,000 less than recorded for the same period a year ago. For the first six months of 2004, four affiliate banks showed higher earnings over those reported for June 30, 2003 with United Bank & Trust, Marshalltown, after only 24 months of operation, reporting a profit compared to a $438,000 loss last year.

Deposits increased 5% to $634 million as of June 30, 2004 with interest bearing checking and money market accounts accounting for most of the increase over June 30, 2003.

Loans reached a record $384 million, increasing 11% over June 30, 2003. Commercial and multi-family mortgage loans were the largest contributors to the increase.

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Total  capital of $104 million was  slightly  less than the $106 million in June
30, 2003. However, last year's number included $11 million in unrealized gains in securities, net of deferred tax liability, compared to $4 million in unrealized gains on June 30, 2004.

Ames National Corporation affiliate Iowa banks are First National Bank, Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co., Nevada;
Randall-Story State Bank, Story City; and United Bank & Trust, Marshalltown.

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                   AMES NATIONAL CORPORATION AND SUBSIDIARIES

                           Consolidated Balance Sheets

                                   (unaudited)

                                             June 30,                 June 30,
    Assets                                    2004                      2003
                                          ------------              ------------

Cash and due from banks                   $ 22,365,358              $ 28,600,917
Federal funds sold                           1,400,000                79,075,000
Interest bearing deposits in
  financial institutions                     9,053,035                 6,000,000
Securities available-for-sale              358,055,848               268,029,547
Loans receivable, net                      382,602,275               340,653,022
Loans held for sale                          1,266,300                 5,095,003
Bank premises and equipment, net             8,312,472                 8,710,669
Accrued income receivable                    5,696,966                 5,161,355
Other assets                                   579,629                   177,583
                                         -------------             -------------
Total assets                             $ 789,331,883             $ 741,503,096
                                         =============             =============

Liabilities and Stockholders' Equity

Deposits:
  Demand                                  $ 64,153,372              $ 61,024,546
  NOW accounts                             150,610,085               128,917,809
  Savings and money market                 177,314,085               171,903,731
  Time, $100,000 and over                   67,585,809                70,155,513
  Other time                               174,206,039               172,158,482
                                         -------------             -------------
Total deposits                             633,869,390               604,160,081

Federal funds purchased and securities
  sold under agreements to repurchase       44,575,719                20,783,016
Dividends payable                            3,070,392                 2,878,663
Deferred taxes                                 490,010                 4,616,388
Accrued interest and other liabilities       3,087,223                 2,902,027
                                         -------------             -------------
Total liabilities                          685,092,734               635,340,175
                                         -------------             -------------

Stockholders' Equity:

Common stock, $5 par value; authorized 6,000,000 shares; issued 3,153,230 shares at June 30, 2004 and 2003; outstanding 3,137,066 shares at June 30, 2004 and 3,133,053

  shares at June 30, 2003                $  15,766,150             $  15,766,150
Surplus                                     25,378,746                25,351,979
Retained earnings                           59,715,644                55,181,682
Treasury stock, at cost; 16,164
  shares at June 30, 2004
  and 20,177 shares at June 30, 2003         (889,020)               (1,109,735)
Accumulated other comprehensive
  income - net unrealized gain
  on securities available-for-sale           4,267,629                10,972,845
                                         -------------             -------------

Total stockholders' equity                 104,239,149               106,162,921
                                         -------------             -------------

Total liabilities and

  stockholders' equity                   $ 789,331,883             $ 741,503,096
                                         =============             =============


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                   AMES NATIONAL CORPORATION AND SUBSIDIARIES

                        Consolidated Statements of Income

                                   (unaudited)

                              Three Months Ended            Six Months Ended
                                  June 30,                      June 30,

                             2004          2003            2004           2003
                          ----------    ----------    -----------    -----------

Interest and dividend
 income:

Loans                    $ 5,471,094   $ 5,651,200   $ 10,823,762   $ 11,207,235
Securities
 Taxable                   2,151,710     1,792,746      4,227,791      3,676,285
Tax-exempt                 1,093,670       842,090      2,145,656      1,612,390
Federal funds sold            21,223       249,908         78,096        413,602
Dividends                    371,333       340,180        748,530        680,845
                         -----------   -----------   ------------   ------------

                           9,109,031     8,876,124     18,023,835     17,590,357
                         -----------   -----------   ------------   ------------
Interest expense:
  Deposits                 2,357,853     2,646,208      4,674,499      5,272,198
  Other borrowed funds        94,099        77,115        168,627        141,334
                          -----------   -----------   ------------   -----------

                           2,451,522     2,723,323      4,843,126      5,413,532
                         -----------   -----------   ------------   ------------


Net interest income        6,657,079     6,152,801     13,180,709     12,176,825

Provision for

  loan losses                210,353       305,995        268,708        425,740
                         -----------   -----------   ------------   ------------

Net interest income
  after provision for
  loan losses              6,446,726     5,846,806     12,912,001     11,751,085
                         -----------   -----------   ------------   ------------

Non-interest income:
  Trust department income    325,287       274,773        609,158        602,102
  Service fees               460,937       383,076        817,868        742,000
  Securities gains, net            0       280,782         31,542        646,607
  Gain on sale of loans
   held for sale             183,553       322,876        347,741        570,996
  Merchant and ATM fees      120,325       108,136        269,405        248,034
  Other                      159,805       142,490        315,126        297,807
                         -----------   -----------   ------------   ------------

Total non-interest

  income                   1,249,907     1,512,133      2,390,840      3,107,546
                          -----------   -----------   ------------   -----------

Non-interest expense:
Salaries and employee
  benefits                 2,269,156      2,324,737      4,528,075     4,494,421
Occupancy expenses           236,975        231,737        504,952       500,345
Data processing              623,256        617,875      1,217,761     1,085,675
Other operating
  expenses                   546,809        606,720      1,078,162     1,198,230
                         -----------   -----------   ------------   ------------

Total non-interest

  expense                  3,676,196      3,781,069     7,328,950      7,278,671
                         -----------   -----------   ------------   ------------

Income before income

  taxes                    4,020,437      3,577,870     7,973,891      7,579,960

Income tax expense         1,158,398        928,641     2,147,310      2,060,406
                         -----------   -----------   ------------   ------------

Net income               $ 2,862,039    $ 2,649,229  $  5,826,581   $  5,519,554
                          ===========   ===========  ============   ============

Basic and diluted

  earnings per share          $ 0.91         $ 0.85        $ 1.86         $ 1.76
                          ===========   ===========  ============   ============

Declared dividends

  per share                   $ 0.98         $ 0.92        $ 1.44         $ 1.36
                          ===========   ===========  ============   ============